Exhibit 5.1



                                                     February 8, 2001




Unigene Laboratories, Inc.
110 Little Falls Road
Fairfield, New Jersey 07004



Gentlemen:

     This opinion is being furnished to you in connection with the filing today of an Amendment No. 1 to a Registration Statement on Form S-1, File No. 333-54048 (the "Registration Statement") being filed today by Unigene Laboratories, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration for resale by Fusion Capital Fund II, LLC ("Fusion") of up to 7,331,009 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), consisting of:

     (i) up to 6,000,000 shares of Common Stock that Fusion has agreed to purchase from the Company in accordance under the terms of a Common Stock Purchase Agreement, dated December 18, 2000, between the Company and Fusion (the "Common Stock Purchase Agreement"); and

     (ii) 1,331,009 shares of Common Stock to be issued by the Company to Fusion as compensation for its purchase commitment

     For purposes of this opinion, we have examined the Registration Statement and the relevant exhibits thereto, including a copy of the Common Stock Purchase Agreement, and a copy of a Registration Rights Agreement, dated December 18, 2000, between the Company and Fusion. We also have examined and relied upon a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and copies of the Company's By-Laws and certain resolutions adopted by the Board of Directors of the Company, each certified by the Corporate Secretary of the Company.

     We further have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed. In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized for issuance, and, if and when issued, sold and delivered by the Company to Fusion in accordance with the terms of the Common Stock Purchase Agreement, will be validly issued, fully paid, and nonassessable.

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     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration Statement and to the use of our name in the Prospectus forming a part thereof under the heading "Legal Matters."

                                                  Very truly yours,


                                                  /s/ Covington & Burling
                                                  -----------------------
                                                  COVINGTON & BURLING